UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): February 21, 2019
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LivePerson, Inc. (the “Company”) is currently party to an employment agreement with its Chief Executive Officer, Robert LoCascio, dated as of December 27, 2017 (the “Employment Agreement”). The Employment Agreement provides, among other terms and conditions, that Mr. LoCascio’s compensation is to be reviewed annually by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company and may be adjusted by the Committee in its discretion. Currently, Mr. LoCascio is entitled to receive a base salary of $611,820 and an annual bonus (the “Annual Bonus”) with a target annual bonus equal to 100% of his base salary (the “Target Bonus”) which target percentage is subject to annual increase up to a maximum potential payment of 200% of target.

Following the first anniversary of the effectiveness of the Employment Agreement, in accordance with its obligation under the Employment Agreement, the Committee completed a comprehensive review of Mr. LoCascio’s compensation, including a review of the Company’s strategic and financial performance, the level of achievement against the Company’s performance goals and Mr. LoCascio’s performance and contributions thereto in the 2018 fiscal year. In light of such review, on February 21, 2019, the Committee approved an Annual Bonus payment for Mr. LoCascio in respect of the performance year 2018 in the form of either, at Mr. LoCascio’s election, (A) 100% of the amount of the Target Bonus payable in cash on or before March 15, 2019 or (B) 150% of the amount of the Target Bonus payable in unvested restricted stock units (“RSUs”) that will vest ratably over three years on February 21, 2020, 2021 and 2022, conditioned on Mr. LoCascio’s continued employment through each vesting date (the “2018 RSUs”). Mr. LoCascio has elected the option to receive his Annual Bonus in respect of performance for performance year 2018 in the form of the 2018 RSUs. The Committee also determined to maintain Mr. LoCascio’s base salary and Target Bonus for the 2019 fiscal year.

In addition, following the comprehensive review by the Committee of the applicable market and benchmarking data and other relevant considerations, on February 21, 2019, the Company granted to Mr. LoCascio a refresh long term incentive equity grant with an aggregate value of $2,500,000, consisting of (i) with respect to 50% of the award, a grant of RSUs (the “Annual Refresh RSU Grant”) and (ii) with respect to 50% of the award, a grant of stock options (the “Annual Refresh Option Grant”), each of which will vest ratably over three years on February 21, 2020, 2021 and 2022, conditioned on Mr. LoCascio’s continued employment through each vesting date.

The 2018 RSUs, the Annual Refresh RSU Grant and the Annual Refresh Option Grant shall be awarded pursuant to the terms of the LivePerson, Inc. 2009 Stock Incentive Plan, as amended and subject to the terms and conditions of an RSU award agreement and Stock Option award agreement to be executed by Mr. LoCascio and the Company, reflecting terms, except with respect to the vesting conditions described above, generally consistent with the forms of award agreement previously utilized by the Company and set forth as exhibits 10.12 and 10.1(a) to the Company’s Form 10-K for the period ended December 31, 2017. The foregoing descriptions of the 2018 RSUs, the Annual Refresh RSU Grant and the Annual Refresh Option Grant are qualified in their entirety by reference to the full texts of the applicable award agreements, which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	February 25, 2019	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel